Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Han Logistics, Inc. (the "Registrant") on Form 10-KSB for the year ended December 31, 2006, as filed with the Commission on the date hereof (the "Annual Report"), I, Amee Han Lombardi, President, Secretary and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 4/10/2007

/s/Amee Han Lombardi

Amee Han Lombardi,

                                                            President/Secretary/Treasurer